UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2008

REVETT MINERALS INC.

(Exact name of small business issuer in its charter)

Canada	91-1965912
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11115 East Montgomery, Suite G
Spokane Valley, Washington 99206
(Address of principal executive offices)

Registrant’s telephone number: (509) 921-2294

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14 a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d -2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 - Entry into a Material Definitive Agreement

     On October 21, 2008 the Registrant and William Orchow entered into a Termination Agreement and Release pertaining to Mr. Orchow’s termination, without cause, as president and chief executive officer of the Registrant and the Registrant’s principal subsidiary, Revett Silver Company. Pursuant to the Termination Agreement and Release, Mr. Orchow will receive: (a) an immediate cash payment of $605,000; (b) 207,995 common shares of the Registrant, valued at Canadian $41,600 as at October 20, 2008; and (c) a further cash payment of $150,000 on January 15, 2009 as consideration for his agreeing to provide on-going services to the Registrant with respect to the permitting of its Rock Creek project. Mr. Orchow’s January 1, 2004 employment agreement with the Registrant entitled him to cash compensation equal to three year’s salary if his employment was terminated without cause. The Termination Agreement and Release are attached to this Current Report 8-k as an exhibit.

ITEM 2.03 - Creation of a Direct Financial obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     The information contained in this Current Report 8-K described in ITEM 1.01 above are incorporated into this ITEM 2.03 by reference.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Termination Agreement and Release

LIST OF EXHIBITS

10.1 Termination Agreement and Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REVETT MINERALS, INC
(registrant)

Date: October 22, 2008	By: /s/ Scott M .Brunsdon
Scott Brunsdon
Chief financial Officer and Secretary